UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2021

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Second Amended and Restated Contribution Agreement – Hilton Garden Inn Houston Bush Intercontinental Airport – Houston, Texas

As previously disclosed in a Current Report on Form 8-K filed by Lodging Fund REIT III, Inc. (the “Company”) on April 7, 2021, the Company, through its operating partnership subsidiary Lodging Fund REIT III OP, LP (the “Operating Partnership”), entered into a Legendary Equity Preservation UPREIT (Pat. Pend.) Amended and Restated Contribution Agreement with Houston-Hotel Partners, LLC and Houston Land Partners, LLC (collectively, the “Contributor”), dated as of April 1, 2021 (as amended prior to August 3, 2021, the “Amended Contribution Agreement”), pursuant to which the Contributor agreed to contribute the 182-room Hilton Garden Inn Houston Bush Intercontinental Airport hotel in Houston, Texas (the “HGI Houston”) to the Operating Partnership.  The Contributor is not affiliated with the Company or Legendary Capital REIT III, LLC (the “Advisor”), the Company’s external advisor. On August 3, 2021, the Operating Partnership and the Contributor entered into a Second Amended and Restated Contribution Agreement (the “Second Amended Contribution Agreement”) which amended and restated the Amended Contribution Agreement. The aggregate contractual consideration under the Second Amended Contribution Agreement is $19,516,112 plus closing costs, subject to adjustment as provided in the Second Amended Contribution Agreement. The consideration consists of a new loan entered into by subsidiaries of the Operating Partnership with Legendary A-1 Bonds, LLC (the “Lender”) of $13 million secured by the HGI Houston (described in Item 2.03 below), the proceeds of which were used to pay off the existing loan obtained by the Contributor and secured by the HGI Houston (the “Existing Loan”) and the issuance by the Operating Partnership of 651,611.162 Series T Limited Units of the Operating Partnership.  Pursuant to the Second Amended Contribution Agreement, the Operating Partnership is responsible for up to $485,000 of certain closing costs to be agreed upon by the parties.

Pursuant to the Second Amended Contribution Agreement, the parties entered into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of the Series T Limited Units to the Contributor. Such Series T Limited Units will be entitled to annual cash distributions of up to 1.8% of the unit value for the three years after closing, depending upon the net operating income (“NOI”) of the HGI Houston during each such applicable year. The Series T Limited Units will convert into Common Limited Units of the Operating Partnership beginning 36 months, or at the option of the Contributor, up to 48 months, after the closing. The number of Common Limited Units to be issued to the Contributor upon conversion will be based upon a capitalization rate applied to the then-current trailing 12-month NOI of the HGI Houston less amounts incurred or accrued by the Operating Partnership for (i) $100,000 contribution towards closing costs, (ii) loan assumption fees and related expenses, (iii) the Original Loan Balance, as defined in the Second Amended Contribution Agreement, less up to $485,000, (iv) if applicable, costs of defeasance and related expenses, (v) property improvement plan and capital expenditures, (vi) operating cash infused by the Operating Partnership, (vii) any shortfall of the 10% minimum cumulative yield on Operating Partnership’s invested capital, and (viii) any other unrealized or unreimbursed costs of operating the HGI Houston, calculated pursuant to the terms of the Second Amended Contribution Agreement, which may be higher or lower than the initial valuation.

Acquisition of HGI Houston

On August 3, 2021, the Contributor contributed the HGI Houston to the Operating Partnership for the contribution consideration described above. The Company funded the acquisition of the HGI Houston with proceeds from the Company’s ongoing private offering, Series T units issued to the Contributor as described above, and a new loan secured by the HGI Houston (described above and discussed in more detail in Item 2.03 below).

Management of HGI Houston

On August 3, 2021, the Company, through its subsidiary LF3 Houston TRS, LLC (the “TRS Subsidiary”) entered into a management agreement with Interstate Management Company, LLC (“Aimbridge”) (the “Aimbridge

Management Agreement”), to provide property management and hotel operations management services for the HGI Houston.  The Aimbridge Management Agreement has an initial term of 3 years after its effective date, which automatically renews for successive one-year periods, unless terminated in accordance with its terms. Pursuant to the Aimbridge Management Agreement, the TRS Subsidiary agrees to pay to Aimbridge a management fee equal to 2.5% of total revenues plus an accounting fee of $2,548 per month for accounting services, which amount will increase annually by 3% on January 1 of each fiscal year beginning on January 1, 2022.  Aimbridge will also receive an additional fee of $2,900 per month for customized accounting services, revenue management and digital marketing, which amount will increase annually by 3% on January 1 of each fiscal year beginning on January 1, 2022. Aimbridge may also receive incentive management fees if certain performance metrics are achieved.  The TRS Subsidiary also reimburses Aimbridge for certain costs of operating the property incurred on behalf of the Company.  All reimbursements are paid to Aimbridge at cost. The Aimbridge Management Agreement may be terminated upon the occurrence of an Event of Default (as defined in the Aimbridge Management Agreement), subject in certain cases to applicable notice and cure periods as described in the Aimbridge Management Agreement.  The TRS Subsidiary may terminate the Aimbridge Management Agreement in connection with the sale of the HGI Houston upon at least ninety days’ written notice to Aimbridge and the payment of a termination fee, the amount of which varies depending on the timing of such termination.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On August 3, 2021, in connection with the contribution of the HGI Houston to the Operating Partnership, and pursuant to the Loan Agreement, dated as of August 3, 2021 (the “Loan Agreement”), the LF3 Houston, LLC and TRS Subsidiary (collectively, the “Borrower”) entered into a new $13 million loan with Legendary A-1 Bonds, LLC, (the “Lender”), which is secured by the HGI Houston (the “HGI Houston Loan”). The HGI Houston Loan is evidenced by a promissory note and has a fixed interest rate of 7.0% per annum.  The HGI Houston Loan matures August 2, 2022, which may be extended by the Borrower for an additional one-year term upon satisfaction of certain conditions contained in the Loan Agreement, including no then-existing event of default. The HGI Houston Loan requires monthly payments of interest-only throughout the term, with the outstanding principal and interest due at maturity. The Borrower has the right to prepay the HGI Houston Loan in full at any time without a fee. The Loan Agreement requires Borrower to fund an insurance and tax reserve account at closing.

The Loan Agreement contains customary events of default, including payment defaults.  If an event of default occurs under the Loan Agreement, the Lender may accelerate the repayment of amounts outstanding under the Loan Agreement and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

Pursuant to the Loan Agreement, the Operating Partnership entered into a Guaranty (the “OP Guaranty”) with the Lender to guarantee payment when due of the loan amount and the performance of the agreements of Borrower contained in the loan documents, as further described in the OP Guaranty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: August 9, 2021	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary